Exhibit 99.1

ROYALTY PHARMA AGREES TO ACQUIRE ROYALTY INTEREST IN TRELEGY

ELLIPTA FROM THERAVANCE AND INNOVIVA FOR $1.31 BILLION AND POTENTIAL MILESTONES OF $300 MILLION

•	Further diversifies Royalty Pharma’s portfolio with market-leading respiratory therapy

•	Expected to significantly add to long-term Adjusted Cash Receipts growth(1) (non-GAAP)

NEW YORK, NY, July 13, 2022—Royalty Pharma plc (Nasdaq: RPRX) today announced that it has agreed to acquire a royalty interest in TRELEGY ELLIPTA (Trelegy) from Theravance Biopharma, Inc. (Nasdaq: TBPH) and Innoviva, Inc. (Nasdaq: INVA) for $1.31 billion in cash up front and up to $300 million in additional payments contingent on the achievement of certain sales milestones. The acquisition is expected to close within ten business days.

Trelegy, marketed by GSK, is a combination of an inhaled corticosteroid (fluticasone furoate) and two bronchodilators (umeclidinium, a long-acting muscarinic antagonist, and vilanterol, a long-acting ß2 adrenoreceptor agonist) in a single delivery device administered once-daily for the maintenance treatment of chronic obstructive pulmonary disease (COPD) and the maintenance treatment of asthma in patients aged 18 years and older(2). Many moderate to severe COPD and asthma patients still experience symptoms and Trelegy has been shown to meaningfully improve lung function and quality of life, as well as reduce exacerbations. In 2021, Trelegy generated sales of $1.68 billion, an increase of 57% at constant exchange rates versus the prior year.

“We are excited to acquire this royalty from Theravance and Innoviva,” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “Trelegy is the leading triple combination therapy for COPD and asthma and adds another important, rapidly growing blockbuster therapy to our royalty portfolio. Additionally, providing capital at scale positions Theravance and Innoviva to pursue important strategic initiatives. The transaction involves multiple parties with different motivations and goals and once again highlights how Royalty Pharma can facilitate complex transactions to create win-win solutions for its partners.”

Transaction Terms

Royalty Pharma is acquiring from Theravance and Innoviva all of the equity interests in Theravance Respiratory Company, LLC, which is entitled to an upward tiering royalty of 6.5% to 10% on annual worldwide Trelegy sales, payable by GSK. Royalty Pharma will pay to Theravance 85% of the royalties in respect of ex-U.S. net sales after June 30, 2029 and 85% of the royalties in respect of U.S. net sales after December 31, 2030.

Royalty Pharma is also providing Theravance $25 million in upfront funding and a potential $15 million regulatory milestone to support the clinical development of ampreloxetine, an investigational once-daily norepinephrine reuptake inhibitor for the treatment of symptomatic neurogenic orthostatic hypotension in patients with multiple system atrophy. Neurogenic orthostatic hypotension is a rare disorder in which the autonomic system fails to regulate blood pressure properly, resulting in low blood pressure upon standing. In exchange, Royalty Pharma will receive a low- to mid-single digit royalty on worldwide sales of ampreloxetine.

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Trelegy Financial Contribution

The purchase of royalties on Trelegy will further diversify Royalty Pharma’s portfolio with a premier, blockbuster therapy. Based on the current analyst consensus estimate, Royalty Pharma expects this transaction to add at least $200 million to Adjusted Cash Receipts(1) (non-GAAP) in 2025, resulting in enhanced long-term growth.

Royalty Pharma expects to fund this transaction with existing cash on the balance sheet and to maintain significant financial capacity to deploy capital in additional value-creating opportunities.

Advisors

Goodwin Procter, Jones Day and Maiwald acted as legal advisors to Royalty Pharma.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly—directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on around 35 commercial products, including AbbVie and Johnson & Johnson’s Imbruvica, Johnson & Johnson’s Tremfya, Astellas’ and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s Trodelvy, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and 10 development-stage therapies.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be

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inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of Royalty Pharma’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. Royalty Pharma does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law. Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Royalty Pharma’s own internal estimates and research. While Royalty Pharma believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source. For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Notes

(1)

Adjusted Cash Receipts is a measure calculated with inputs directly from the statements of cash flows and includes (1) royalty receipts by product: (i) cash collections from royalty assets (financial assets and intangible assets), (ii) Other royalty cash collections, (iii) Distributions from equity method investees, plus (2) Proceeds from available for sale debt securities, and less (1) Distributions to non-controlling interests, which represents contractual distributions of royalty receipts and proceeds from available for sale debt securities to our historical non-controlling interests related to the Legacy Investors Partnerships and Royalty Pharma Select Finance Trust. See Royalty Pharma’s Annual Report on Form 10-K filed with the SEC on February 15, 2022 for additional discussion. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

(2)	TRELEGY ELLIPTA has not been authorized for the treatment of asthma in the European Union.

(3)

Adjusted Cash Flow is defined as Adjusted EBITDA less (1) Development-stage funding payments—ongoing, (2) Development-stage funding payments – upfront and milestones, (3) Interest paid, net of Interest received, (4) Investments in equity method investees and (5) Other (including Derivative collateral posted, net of Derivative collateral received and Termination payments on derivative instruments) plus (1) Contributions from non-controlling interests- R&D, all directly reconcilable to the statements of cash flows. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

(4)

Adjusted EBITDA is important to lenders and is defined under the credit agreement as Adjusted Cash Receipts less payments for operating and professional costs. Operating and professional costs are comprised of Payments for operating and professional costs from the statements of cash flows. See GAAP to Non-GAAP reconciliation in the Company’s Current Report on Form 8-K dated May 5, 2022.

Use of Non-GAAP Measures

Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow are non-GAAP measures presented as supplemental measures to Royalty Pharma’s GAAP financial performance. These non-GAAP financial measures exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. In each case, because operating performance is a function of liquidity, the non-GAAP measures used by management are presented and defined as supplemental liquidity measures. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow may not be the same as similar measures used by other companies. Not all companies and analysts

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calculate the non-GAAP measures Royalty Pharma uses in the same manner. Royalty Pharma compensates for these limitations by using non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures, in each case being net cash provided by operating activities.

Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow provide meaningful information about its operating performance because the business is heavily reliant on its ability to generate consistent cash flows and these measures reflect the core cash collections and cash charges comprising its operating results. Management strongly believes that Royalty Pharma’s significant operating cash flow is one of the attributes that attracts potential investors to its business.

In addition, Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow help identify underlying trends in the business and permit investors to more fully understand how management assesses the performance of the company, including planning and forecasting for future periods. Adjusted Cash Receipts and Adjusted Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Both measures are an indication of the strength of the company and the performance of the business. Management uses Adjusted Cash Receipts and Adjusted Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, voluntary debt repayments, dividends and other discretionary investments. Further, these non-GAAP financial measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.

TRELEGY and ELLIPTA are trademarks of the GSK group of companies.

Royalty Pharma Investor Relations and Communications:

+1 (212) 883-6772

ir@royaltypharma.com

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